                                   Exhibit 11

                        Computation of Net Loss Per Share


                                                                                   Six Months Ended
                                        Year Ended December 31,                         June 30,
                                   --------------------------------          --------------------------------
                                       1997                1998                 1998                 1999
                                   -----------          -----------          -----------          -----------
                                                                             (Unaudited)          (Unaudited)
Net Loss                           $   (57,437)         $(1,384,780)         $(1,135,175)         $  (160,868)

Basic and Diluted weighted
average common shares
outstanding                          1,046,235            3,035,856            2,610,511            3,854,092
                                   -----------          -----------          -----------          -----------
Basic and Diluted Loss Per
Share                              $     (0.06)         $     (0.46)         $     (0.43)         $     (0.04)
                                   ===========          ===========          ===========          ===========

This table has been prepared using Statement of Financial Accounting Standards No. 128 "Earnings Per Share" for all applicable periods presented.